Exhibit 99.1

FOR IMMEDIATE RELEASE

JAGGED PEAK, INC. ANNOUNCES PROFITABLE FIRST QUARTER OF 2010

•	$5 MILLION OF REVENUE OF CONSOLIDATED REVENUE

•	OPERATING INCOME OVER $140,000

•	QUARTER OVER QUARTER REVENUE GROWTH

•	QUARTER OVER QUARTER EBITDA INCREASED BY MORE THAN $248,000

TAMPA, FL– May 6, 2010–Jagged Peak, Inc. (OTCBB: JGPK), a global provider of enterprise commerce, demand management, and fulfillment solutions and services, announced financial results for the first quarter ended March 26, 2010.

Net revenues for the 13-week period increased to approximately $5.1 million, compared to approximately $4.0 million for the same period last year. The increase in revenue is primarily related to a significant increase in order volume and the addition of Jagged Peak Canada, Inc. Gross margin increased by approximately $140,000.

Jagged Peak reported operating income of approximately $141,100 for the quarter ended March 26, 2010 compared to operating loss of approximately $100,700 during the same prior year period. Selling, General and Administrative expenses, as a percentage of sales, were 19.8% for the quarter, compared to 28% for the same quarter last year. The Company reported a net income of approximately $11,300, or $(0.001) per weighted average share, compared with a net loss of $147,400, or $(0.01) per weighted average share for the same period last year.

Paul Demirdjian, Chief Executive Officer of Jagged Peak, Inc. commented, “We had a significant increase in our sales momentum during the first quarter of 2010 as we have seen several companies look to improve their sales through e-commerce and our Total Commerce solution. We have adjusted and aligned our sales and marketing efforts to be more focused on certain sectors of industries and are optimistic about the rest of 2010.”

Andrew J. Norstrud, Chief Financial Officer of Jagged Peak, Inc., commented, “During the tough economic conditions of 2009, we were able to maintain our revenue and reduce certain general and administrative expenses through improved efficiencies. We expanded our North American distribution points in 2009 with two new locations in Canada, which management believes will become profitable in the fourth quarter of 2010. We are investing in our software and certain operational capital expenditures to improve our gross margin in 2010. We will continue to focus our Company on providing our customers with the best quality service, while continuing to maintain a lean operation.”

About Jagged Peak, Inc.

Jagged Peak, Inc. (OTCBB: JGPK), is a global provider of enterprise commerce, demand management, and fulfillment logistics solutions and services. The Company’s flagship product, EDGE (E-business Dynamic Global Engine), is a completely web-based software application that enables companies to automate and optimize order management, inventory and fulfillment business processes across multiple distribution points, customers, suppliers, and partners in real-time.

Jagged Peak serves a growing list of global clients in multiple industry segments including financial services, insurance, pharmaceutical, travel and tourism, automotive, manufacturing, and consumer goods. For more information, visit www.jaggedpeak.com.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties. Factors that could cause actual results to differ materially from those predicted in any such forward-looking statement include our ability to continue to lower our costs, our timely development and customers’ acceptance of our products, including acceptance by key customers, pricing pressures, rapid technological changes in the industry, growth of the market, increased competition, our ability to attract and retain qualified personnel, adverse changes in general economic conditions in the U.S. and internationally, risks associated with foreign operations and political and economic uncertainties associated with current world events. These and other risks are detailed from time to time in the Jagged Peak, Inc. periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its report on Form 10-K for its fiscal year ended December 25, 2009.

Company Contact:	Investor Relations Contact:
Jagged Peak, Inc.	Jagged Peak, Inc.
Paul Demirdjian	Andrew J. Norstrud
813.637.6900	813.637.6900

-Tables Follow-

Jagged Peak, Inc.

Consolidated Statements of Operations (Unaudited)

	Thirteen Weeks Ended
	March 26, 2010	March 27, 2009

Revenue	$5,140,500	$4,007,800

Cost of revenue	3,979,600	2,984,900

Gross profit	1,160,900	1,022,900

Selling, general and administrative expenses	1,019,800	1,123,600

Operating income (loss)	141,100	(100,700)

Other expenses	7,000
Interest expense	111,600	115,200

Profit (loss) before tax expense (benefit)	22,500	(215,900)

Provision for income tax expense (benefit)	11,200	(68,500)

Net profit (loss)	$11,300	$(147,400)

Weighted average number of common shares outstanding – basic	16,020,961	14,677,594

Net income (loss) per share – basic	$0.00	$(0.01)

Weighted average number of common shares outstanding – fully diluted	16,030,665	14,677,594

Net income (loss) per share – fully diluted	$0.00	$(0.01)

Jagged Peak, Inc.

Consolidated Balance Sheets

	March 26, 2010 (Unaudited)	December 25, 2009 (Audited)
Assets
Current assets:
Cash	$326,800	$331,300
Accounts receivable, net of allowance for doubtful accounts of $45,000 and $40,000 at March 26, 2010 and December 25, 2009, respectively	1,453,900	1,357,500
Other receivables	185,500	231,000
Work in process, net of allowance of $30,000 at March 26, 2010 and December 25, 2009, respectively	30,600	64,000
Deferred tax asset	184,200	173,000
Other current assets	480,100	441,900

Total current assets	2,661,100	2,598,700

Property and equipment, net of accumulated depreciation of $1,586,600 and $1,547,400 at March 26, 2010 and December 25, 2009, respectively	254,800	239,400

Other assets:
EDGE and other applications, net of accumulated amortization of $1,438,500 and $1,406,300 at March 26, 2010 and December 25, 2009, respectively	469,600	386,000
Deferred tax asset	1,329,400	1,350,500
Other assets	0	68,700

Total long-term assets	2,053,800	2,044,600
Total assets	$4,714,900	$4,643,300

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable, trade	$1,684,800	$1,861,300
Accrued payroll and bonuses	376,700	317,200
Other accrued expenses	57,100	149,000
Deferred rent	42,300	37,000
Notes payable, current portion	1,250,000	0
Deferred revenue and customer deposits	940,300	913,500

Total current liabilities	4,351,200	3,278,000

Long-term liabilities:
Long-term debt	0	1,000,000
Deferred rent, long-term	3,100	17,800

Total long-term liabilities	3,100	1,017,800

Temporary equity – Common stock, subject to put rights 775,000	162,800	162,800

Stockholders’ equity:
Preferred stock, $.001 par value; 5,000,000 shares authorized; no shares issued or outstanding at March 26, 2010 and December 25, 2009
Common stock, $.001 par value; 70,000,000 shares authorized; 16,020,961 shares issued and outstanding at March 26, 2010 and 15,926,844 shares issued and outstanding at December 25, 2009	16,100	16,000

Additional paid-in capital	3,421,800	3,420,100
Accumulated deficit	(3,240,100)	(3,251,400)

Total stockholders’ equity	197,800	184,700

Total liabilities and stockholders’ equity	$4,714,900	$4,643,300

EBITDA

	For the 13-weeks ended
	March 26, 2010	March 27, 2009
Net profit (loss) as reported	$11,300	$(147,400)
Income tax expense (benefit)	11,200	(68,500)
Interest expense	111,600	115,200
Depreciation and amortization	71,400	57,600

EBITDA	$205,500	$(43,100)

USE OF GAAP AND NON-GAAP MEASURES

In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), the Company has included in this report earnings “EBITDA,” with EBITDA being defined by the Company as earnings before interest, taxes, depreciation and amortization. The Company also excludes the cumulative effect of a change in accounting principle, discontinued operations, and the impact of restructuring and other charges from the computation of EBITDA. For each non-GAAP financial measure, the Company has presented the most directly comparable GAAP financial measure and has reconciled the non-GAAP financial measure with such comparable GAAP financial measure.

These non-GAAP financial measures provide useful information to investors to assist in understanding the underlying operational performance of the Company. Specifically, EBITDA is a useful measure of operating performance before the impact of investing and financing transactions, making comparisons between companies’ earnings power more meaningful and providing consistent period-over-period comparisons of the Company’s performance. In addition, the Company uses these non-GAAP financial measures internally to measure its on-going business performance and in reports to bankers to permit monitoring of the Company’s ability to pay outstanding liabilities.